Exhibit 99.1

QUESTAR REPORTS NET INCOME OF $150.3 MILLION

Company raises 2010 production and EBITDA guidance

SALT LAKE CITY — Questar Corp. (NYSE:STR) net income increased 124% in the first quarter of 2010 to $150.3 million or $0.85 per diluted share, compared to $67.2 million or $0.38 per diluted share for the first quarter of 2009. Excluding changes in unrealized gains and losses on natural gas basis-only swaps and gains and losses on non-core asset sales, Questar net income was $129.0 million or $0.73 per diluted share for the current quarter compared to $150.7 million or $0.86 per diluted share in the prior-year period.

First-quarter 2010 EBITDA (a non-GAAP calculation - see attached schedule) was $433.1 million, essentially flat compared to $434.9 million in the first quarter of 2009. Questar E&P first-quarter 2010 production was 51.5 Bcfe, up 10% from 46.9 Bcfe in the prior-year period.

NET INCOME (LOSS) BY SUBSIDIARY

(in millions, except earnings per share)

	3 Months Ended March 31,
	2010	2009	Change
Market Resources
Questar E&P	$53.8	($14.9)	--
Wexpro	21.2	18.8	13%
Gas Management(a)	23.2	11.4	104
Energy Trading and other	1.1	5.4	(80)
Market Resources Total(a)	99.3	20.7	380

Questar Pipeline	17.2	14.7	17
Questar Gas	33.1	31.8	4
Corporate	0.7	--	--
QUESTAR CORPORATION TOTAL(a)	$150.3	$67.2	124%

Earnings per diluted share	$0.85	$0.38
Average diluted shares	177.2	175.9
(a) Net income represents amounts attributable to Questar after deducting non-controlling interest.

EBITDA BY SUBSIDIARY

(in millions)

	3 Months Ended March 31,
	2010	2009	Change
Market Resources
Questar E&P	$215.4	$242.1	(11%)
Wexpro	48.8	43.9	11
Gas Management	50.5	31.2	62
Energy Trading and other	2.5	8.7	(71)
Market Resources Total	317.2	325.9	(3)

Questar Pipeline	46.2	41.0	13
Questar Gas	69.7	68.0	3
QUESTAR CORPORATION TOTAL (a)	$433.1	$434.9	--
(a) See computation in attached schedule.

“All Questar business units continue to execute well,” said Keith O. Rattie, Chairman, President and CEO. “Note that first-quarter EBITDA was flat with a year ago, despite a 25% drop in net realized natural gas prices. Note that we’ve raised 2010 consolidated EBITDA guidance and that we’ve raised Questar E&P 2010 production guidance to 212-217 Bcfe. Note also that four of five major Questar business units – Wexpro, Gas Management, Questar Pipeline and Questar Gas - all posted record first-quarter net income and EBITDA,” Rattie added.

First Quarter 2010 Highlights

•

Questar E&P first-quarter 2010 EBITDA decreased 11% compared to 2009, driven by a 25% decrease in net realized natural gas prices, largely offset by a 10% increase in natural gas-equivalent production and higher realized oil and natural gas liquids (NGL) prices.

•

Questar E&P grew natural gas, oil and NGL production 10% to 51.5 billion cubic feet of natural gas equivalent (Bcfe) compared to 46.9 Bcfe for the 2009 quarter. Natural gas comprised 90% of reported production volumes. First-quarter 2010 production was down approximately 7% from fourth-quarter 2009 volumes. Questar E&P Rockies region production typically declines in the first quarter of each year due to the company’s election to defer well completions at Pinedale during the coldest winter months.

•

Net realized natural gas prices at Questar E&P averaged $4.97 per thousand cubic feet (Mcf), down 25% compared to first quarter 2009. Average realized crude oil and NGL prices were $61.80 per barrel (bbl), up 81% from the year-ago quarter. Natural gas hedges increased reported first-quarter revenues by $45.6 million, while oil hedges decreased revenues by $2.0 million. In the 2009 quarter, natural gas hedges increased revenues by $139.8 million, while oil hedges increased revenues by $4.6 million.

•

Changes in unrealized gains and losses on basis-only swaps increased net income $21.8 million in the 2010 quarter compared to a loss of $84.7 million in the year-earlier period.

•

Production volume-weighted per-unit depreciation, depletion and amortization (DD&A) expense at Questar E&P increased to $2.62 per Mcfe, compared to $2.42 per Mcfe in first-quarter 2009. The increase was primarily due to the ongoing depletion of older, lower-cost reserves and the increasing share of Questar E&P production derived from properties with higher DD&A rates.

•

Wexpro net income increased 13% to $21.2 million as the Wexpro investment base grew 7% to $427.8 million compared to the prior-year quarter. Wexpro produced 13.0 Bcf of cost-of-service gas for delivery to affiliate Questar Gas, compared to 13.2 Bcf in the 2009 quarter.

•

Gas Management net income increased 104% to $23.2 million, compared to $11.4 million in the 2009 quarter. The increase was driven by a 343% increase in net keep-whole processing margin to $15.5 million and a 41% increase in gathering margin (gathering revenues less gathering expenses) to $36.8 million. The increase in gathering margin was driven by increased throughput on newly constructed facilities in NW Louisiana.

•

Questar Pipeline net income grew 17 % to $17.2 million in the first quarter of 2010 compared to $14.7 million a year ago, driven by increased revenues from transportation and NGL sales.

•

 Questar Gas earned $33.1 million, up 4% from $31.8 million in the first quarter of 2009, driven by customer growth and higher margins.

Questar raises 2010 EBITDA guidance; also raises Questar E&P 2010 production guidance

Questar now expects that 2010 EBITDA could range from $1.48 to $1.58 billion, up from previous guidance of $1.45 to $1.55 billion. Questar E&P 2010 EBITDA could range from $830 to $880 million, up from previous guidance of $820 to $870 million. The company also raised Questar E&P 2010 production guidance to 212 to 217 Bcfe, up from prior guidance of 210 to 215 Bcfe.

The company’s guidance assumes hedges in place on the date of this release. Other assumptions are summarized in the table below:

Guidance Assumptions	2010	2010
	Current	Previous
Questar Corp. EBITDA (billions)	$1.48 - $1.58	$1.45 - $1.55
Questar E&P EBITDA (millions)	$830 -$880	$820 -$870
Questar E&P capital spending (millions) (a)	$900.0	$900.0
Questar E&P production – Bcfe	212-217	210-215
NYMEX gas price per MMBtu(b)	$4.00-$5.00	$5.00-$6.00
NYMEX crude oil price per bbl(b)	$80.00-$90.00	$70.00-$80.00
NYMEX/Rockies basis differential per MMBtu(b)	$0.40-$0.20	$0.45-$0.20
NYMEX/Midcontinent basis differential per MMBtu(b)	$0.40-$0.15	$0.40-$0.15

(a)

Includes exploration expenditures.

(b)

For 2010 unhedged volumes

Questar E&P has hedged about 71% of forecast natural gas and oil-equivalent production for the remainder of 2010 with fixed-price swaps and 5% with collars. (See table at the end of this release).

Questar E&P First Quarter Production Up 10%; EBITDA Down on Lower Realized Prices

Questar E&P – a Market Resources subsidiary that acquires, explores for, develops and produces natural gas and oil – reported production of 51.5 Bcfe in the first quarter of 2010 compared to 46.9 Bcfe in the 2009 quarter, a 10% increase. The Midcontinent region contributed 51% of Questar E&P production for the first quarter of 2010 compared to 45% in the 2009 quarter. First-quarter Questar E&P 2010 EBITDA was $215.4 million compared to $242.1 million in the 2009 quarter. The reduction in current-year EBITDA was primarily the result of a 25% decrease in net realized natural gas prices.  Decreased EBITDA due to gas pricing was largely offset by a 10% increase in natural gas-equivalent production and higher realized oil and NGL prices.

Questar E&P – Production by Region

	3 Months Ended
	March 31,
	2010	2009	Change
	(Bcfe)
Midcontinent	26.2	21.0	25%
Pinedale Anticline	15.5	14.6	6
Uinta Basin	5.2	6.3	(17)
Rockies Legacy	4.6	5.0	(8)
Total Questar E&P	51.5	46.9	10%

Questar E&P – Realized Prices

	3 Months Ended
	March 31,
	2010	2009	Change
Average field-level natural gas price ($ per Mcf)	$4.73	$3.34	42%
Natural gas hedging impact ($ per Mcf)	0.99	3.38
Average revenue ($ per Mcf)(a)	5.72	6.72
Realized losses on basis-only swaps ($ per Mcf)(b)	(0.75)	(0.08)
Net realized natural gas price ($ per Mcf)	$4.97	$6.64	(25%)

Average field-level oil and NGL price ($ per bbl)	$64.06	$29.09	120%
Oil and NGL hedging impact ($ per bbl)	(2.26)	5.00
Realized oil and NGL price ($ per bbl)(a)	$61.80	$34.09	81%
(b) Reported in revenues in the consolidated income statement. (b) Reported after operating income in the consolidated income statement.

Questar E&P – Production Costs

	3 Months Ended
	March 31,
	(per Mcfe)
	2010	2009	Change
Depreciation, depletion and amortization	$2.62	$2.42	8%
Lease operating expense	0.56	0.73	(23)
General and administrative expense	0.37	0.33	12
Allocated interest expense	0.37	0.31	19
Production taxes	0.42	0.33	27
Production costs	$4.34	$4.12	5%

•

Questar E&P average total costs per unit of gas-equivalent production increased 5% compared to the first quarter of 2009, due primarily to increased depreciation, depletion and amortization expense partially offset by lower lease operating expense.

•

Production volume-weighted average depreciation, depletion and amortization per Mcfe (the DD&A rate) increased due to the ongoing depletion of older, lower-cost reserves and the increasing share of Questar E&P production derived from properties with higher DD&A rates.

•

Questar E&P cash cost of production – lease operating expense plus general and administrative expense, allocated interest, and production taxes – remained essentially flat at $1.72 per Mcfe compared to $1.70 per Mcfe a year ago.

•

Lease operating expense per Mcfe decreased as the result of increased production combined with lower operating expense. Growing production from new high-rate, low operating cost wells in NW Louisiana and declining production from higher cost areas is lowering average lease operating expense.

•

General and administrative expense per Mcfe increased in the first quarter of 2010 as the result of increased labor and legal expense.

•

Production taxes per Mcfe increased in the first quarter of 2010 as the result of higher sales prices.

Wexpro Net Income Up 13% in First Quarter 2010

Wexpro – a Market Resources subsidiary that manages, develops, and produces cost-of-service reserves for gas utility affiliate Questar Gas – benefited from a higher average investment base compared to the prior-year period. Wexpro investment base at March 31, 2010 was $427.8 million, compared to $400.1 million a year ago, a 7% increase. In the first quarter of 2010, Wexpro net income was $21.2 million, up 13% from $18.8 million in the 2009 quarter. Under a long-standing agreement with the states of Utah and Wyoming, Wexpro recovers its costs and earns an unlevered after-tax return of about 19% on its investment base – the investment in commercial wells and related facilities, adjusted for working capital and reduced for deferred income taxes and accumulated depreciation.

Gas Management Net Income More than Doubles in First Quarter 2010

Questar Gas Management (Gas Management) – Market Resources’ gas-gathering and processing-services business – reported net income of $23.2 million in the first quarter of 2010 compared to $11.4 million in the year-ago period, a 104% increase. The increase was primarily due to increased gathering and processing margins. Gathering margin increased 41%, or $10.7 million. The increased gathering margin was driven by increased throughput on the company’s newly constructed NW Louisiana system, a portion of which was originally constructed and operated by Questar E&P but transferred to Gas Management in January 2010. Processing margin was $20.8 million in the first quarter of 2010, more than double the year-earlier result. Net processing revenues increased $11.9 million due to higher keep-whole processing margin, which increased by 343% to $15.5 million as a result of higher NGL prices. Fee-based gas-processing revenues were essentially flat with the year-ago period. Approximately 78% of Gas Management's 2010 net operating revenue was derived from fee-based contracts, compared to 93% in the 2009 quarter. The reduced percentage of fee-based revenues in the current quarter reflects a significant improvement in keep-whole processing margins compared to the year-earlier period.

Questar Pipeline Net Income Up 17% in First Quarter 2010

Questar Pipeline – which provides interstate natural gas transportation and storage services – grew net income 17% to $17.2 million in the first quarter of 2010. Revenues increased $6.7 million or 11%, due to higher transportation revenues and higher NGL prices and volumes. Transportation revenues increased due to an expansion of Overthrust Pipeline that was completed in the fourth quarter of 2009. Average NGL prices increased 153% and NGL sales volumes increased 13% compared to the 2009 quarter. Operating, maintenance, general and administrative expenses totaled $0.09 per decatherm transported, up from $0.08 in the year earlier period, the net result of flat transportation volumes and a 10% increase in expenses.

Questar Gas Net Income Up 4% in First Quarter 2010

Questar Gas – which provides retail natural gas distribution services in Utah, Wyoming and Idaho – reported net income of $33.1 million in the first quarter of 2010, 4% higher than the year-earlier period, driven by customer growth and lower costs, exclusive of demand side management (DSM) costs.  Operating, maintenance, general and administrative expenses totaled $35 per customer in the first quarter of 2010, compared to $38 per customer a year ago, excluding DSM costs. At March 31, 2010, Questar Gas served 904,040 customers, up 11,211 or 1.3% from March 31, 2009.

On April 8, 2010, the Public Service Commission of Utah approved the Settlement Stipulation in Questar Gas Company’s Utah general rate case. The Stipulation authorizes an increase in the utility’s allowed return on equity from 10.0% to 10.35% and extends the existing conservation-enabling tariff.  The Stipulation further approves an infrastructure tracker that allows the company to recover its costs and earn its allowed return on capital expenditures associated with the company’s multi-year high-pressure natural gas feeder-line replacement program.

First Quarter 2010 Earnings Teleconference

Questar management will discuss first quarter 2010 results and the outlook for the remainder of 2010 in a conference call with investors Wednesday, April 28, beginning at 9:30 a.m. EDT. The call can be accessed on the company Internet site at www.questar.com.

About Questar

Questar Corp. (NYSE:STR) is a natural gas-focused energy company with an enterprise value of about $11 billion. Questar finds, develops, produces, gathers, processes, transports, stores and distributes natural gas.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Factors that could cause actual results to differ from those anticipated are discussed in the company’s periodic filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2009. Questar undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the Web site to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

For more information, visit Questar’s Internet site at: www.questar.com.

Hedge Positions – April 27, 2010

Time Periods	Rocky Mountain	Midcontinent	Total	Rocky Mountain	Midcontinent	Total
				Estimated
	Gas (Bcf) fixed-price swaps			Average price per Mcf, net to the well
2010
Second Quarter	22.8	14.8	37.6	$3.61	$7.80	$5.26
Second half	46.1	30.0	76.1	3.61	7.80	5.26
Remainder of 2010	68.9	44.8	113.7	3.61	7.80	5.26

2011
First half	38.6	12.0	50.6	$4.43	$6.44	$4.91
Second half	39.3	12.2	51.5	4.43	6.44	4.91
12 months	77.9	24.2	102.1	4.43	6.44	4.91

2012
First half	20.2		20.2	$5.91		$5.91
Second half	20.4		20.4	5.91		5.91
12 months	40.6		40.6	5.91		5.91

2013
First half	23.4		23.4	$5.98		$5.98
Second half	23.8		23.8	5.98		5.98
12 months	47.2		47.2	5.98		5.98

				Estimated
	Gas (Bcf) collars			Average price per Mcf, net to the well
				Floor - Ceiling	Floor - Ceiling	Floor - Ceiling
2010
Second Quarter		1.6	1.6		$4.65-$6.51	$4.65-$6.51
Second half		3.4	3.4		4.65 - 6.51	4.65 - 6.51
Remainder of 2010		5.0	5.0		4.65 - 6.51	4.65 - 6.51

2011
First half	6.7	7.0	13.7	$3.39-$5.78	$5.82-$7.49	$4.63-$6.66
Second half	6.8	7.2	14.0	3.39 - 5.78	5.82 - 7.49	4.63 - 6.66
12 months	13.5	14.2	27.7	3.39 - 5.78	5.82 - 7.49	4.63 - 6.66

				Estimated
	Oil (Mbbl) fixed-price swaps			Average price per Bbl, net to the well
2010
Second Quarter	210	18	228	$60.18	$66.15	$60.66
Second half	423	37	460	60.18	66.15	60.66
Remainder of 2010	633	55	688	60.18	66.15	60.66

				Estimated
	Oil (Mbbl) collars			Average price per Bbl, net to the well
				Floor - Ceiling	Floor - Ceiling	Floor - Ceiling
2010
Second Quarter	123	59	182	$45.00-$93.78	$53.00-$100.92	$47.60-$96.10
Second half	249	119	368	45.00 - 93.78	53.00 - 100.92	47.60 - 96.10
Remainder of 2010	372	178	550	45.00 - 93.78	53.00 - 100.92	47.60 - 96.10

2011
First half	425	118	543	$51.38-$99.98	$53.00-$109.75	$51.73-$102.10
Second half	433	119	552	51.38 - 99.98	53.00 - 109.75	51.73 - 102.10
12 months	858	237	1,095	51.38 - 99.98	53.00 - 109.75	51.73 - 102.10

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended March 31,
	2010	2009
	(in millions, except per share amounts)
REVENUES
Market Resources	$576.3	$476.1
Questar Pipeline	47.0	40.7
Questar Gas	360.7	405.7
Total Revenues	984.0	922.5

OPERATING EXPENSES
Cost of natural gas and other products sold
(excluding operating expenses shown separately)	325.8	315.3
Operating and maintenance	103.5	100.3
General and administrative	51.2	41.2
Production and other taxes	37.5	29.0
Depreciation, depletion and amortization	186.3	161.3
Exploration	3.6	3.1
Abandonment and impairment	7.6	3.7
Total Operating Expenses	715.5	653.9
Net gain (loss) from asset sales	(0.8)	1.9
OPERATING INCOME	267.7	270.5
Interest and other income	3.5	4.4
Income from unconsolidated affiliates	1.8	1.6
Unrealized and realized loss on basis-only swaps		(138.3)
Interest expense	(34.1)	(31.8)
INCOME BEFORE INCOME TAXES	238.9	106.4
Income taxes	(88.0)	(38.7)
NET INCOME	150.9	67.7
Net income attributable to non-controlling interest	(0.6)	(0.5)
NET INCOME ATTRIBUTABLE TO QUESTAR	$150.3	$67.2

EARNINGS PER COMMON SHARE - ATTRIBUTABLE TO QUESTAR
Basic	$0.86	$0.39
Diluted	0.85	0.38
Weighted-Average Common Shares Outstanding
Basic	174.9	173.8
Diluted	177.2	175.9
Dividends Per Common Share	$0.13	$0.125

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)

	3 Months Ended March 31,
	2010	2009
	(in millions)
Revenues from Unaffiliated Customers
Questar E&P	$319.7	$310.8
Wexpro	6.2	2.4
Gas Management	74.2	48.3
Energy Trading and other	176.2	114.6
Market Resources	576.3	476.1
Questar Pipeline	47.0	40.7
Questar Gas	360.7	405.7
Total	$984.0	$922.5

Revenues from Affiliated Companies
Wexpro	$60.5	$59.5
Gas Management	6.7	6.7
Energy Trading and other	147.4	93.2
Market Resources	214.6	159.4
Questar Pipeline	19.5	19.1
Questar Gas	0.3
Total	$234.4	$178.5

Operating Income (Loss)
Questar E&P	$103.8	$127.2
Wexpro	32.8	28.9
Gas Management	37.1	19.6
Energy Trading and other	2.0	8.3
Market Resources	175.7	184.0
Questar Pipeline	33.5	29.3
Questar Gas	58.6	57.2
Corporate	(0.1)
Total	$267.7	$270.5

Net Income (Loss) Attributable to Questar
Questar E&P	$53.8	($14.9)
Wexpro	21.2	18.8
Gas Management	23.2	11.4
Energy Trading and other	1.1	5.4
Market Resources	99.3	20.7
Questar Pipeline	17.2	14.7
Questar Gas	33.1	31.8
Corporate	0.7
Total	$150.3	$67.2

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)
	3 Months Ended March 31,
	2010	2009
MARKET RESOURCES
Questar E&P production volumes
Natural gas (Bcf)	46.3	41.4
Oil and natural gas liquids (MMbbl)	0.9	0.9
Total production (Bcfe)	51.5	46.9
Average daily production (MMcfe)	572.3	521.3
Questar E&P average realized price, net to the well
Average field-level natural gas price ($ per Mcf)	$4.73	$3.34
Natural gas hedging impact ($ per Mcf)	0.99	3.38
Average revenue ($ per Mcf) (1)	5.72	6.72
Realized losses on basis-only swaps ($ per Mcf) (2)	(0.75)	(0.08)
Realized natural gas price ($ per Mcf)	$4.97	$6.64
Average field-level oil and NGL price ($ per bbl)	$64.06	$29.09
Oil and NGL hedging impact ($ per bbl)	(2.26)	5.00
Realized oil and NGL price ($ per bbl) (1)	$61.80	$34.09
Wexpro investment base at March 31, net of
depreciation and deferred income taxes (millions)	$427.8	$400.1
Gas Management natural gas processing volumes
NGL sales (MMgal)	24.8	21.4
NGL sales price (per gal)	$1.04	$0.47
Fee-based processing (millions of MMBtu) (3)
For unaffiliated customers	26.2	24.8
For affiliated customers	27.5	27.7
Total fee-based processing volumes	53.7	52.5
Fee-based processing (per MMBtu)	$0.15	$0.16
Gas Management natural gas gathering volumes (millions of MMBtu) (3)
For unaffiliated customers	58.8	65.1
For affiliated customers	54.9	44.9
Total gathering	113.7	110.0
Gathering revenue (per MMBtu) (3)	$0.32	$0.29
Energy Trading gas and oil marketing volumes (MMdthe)	56.1	53.4
QUESTAR PIPELINE
Natural gas transportation volumes (MMdth)
For unaffiliated customers	154.2	153.9
For Questar Gas	44.0	44.4
For other affiliated customers	1.5	1.2
Total transportation	199.7	199.5
Transportation revenue (per dth)	$0.24	$0.21
Firm-daily transportation demand at March 31, (including
White River Hub - in Mdth)	4,683	4,219
Natural gas processing
NGL sales (MMgal)	3.4	3.0
NGL sales price (per gal)	$1.49	$0.59
QUESTAR GAS
Natural gas volumes (MMdth)
Residential and commercial	44.6	44.5
Industrial	1.1	0.3
Transportation for industrial customers	16.5	16.5
Total industrial	17.6	16.8
Total deliveries	62.2	61.3
Natural gas revenue (per dth)
Residential and commercial sales	$7.66	$8.81
Industrial	6.01	7.57
Transportation for industrial customers	$0.18	$0.15
Temperatures - warmer than normal		1%
Temperature-adjusted usage per customer (dth)	46.6	47.4
Customers at March 31, (thousands)	904.0	892.8
(1) Reported in revenues in the consolidated income statement.
(2) Reported after operating income in the consolidated income statement.
(3) one MMBtu = one dth

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	March 31,	December 31,
	2010	2009
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents		$30.8
Accounts receivable, net	$397.4	400.8
Fair value of derivative contracts	313.3	128.2
Inventories	107.8	154.6
Prepaid expenses and other	37.7	37.8
Regulatory assets	38.1	43.4
Deferred income taxes - current		35.5
Total Current Assets	894.3	831.1
Property, Plant and Equipment (successful efforts method for gas and oil properties)	11,846.4	11,529.9
Accumulated depreciation, depletion and amortization	(3,902.2)	(3,725.0)
Net Property, Plant and Equipment	7,944.2	7,804.9
Investment in unconsolidated affiliates	72.4	72.0
Goodwill	69.9	69.9
Fair value of derivative contracts	170.4	61.2
Other noncurrent assets	56.2	58.6
TOTAL ASSETS	$9,207.4	$8,897.7

LIABILITIES AND EQUITY
Current Liabilities
Checks outstanding in excess of cash balances	$10.4
Short-term debt	134.5	$169.0
Accounts payable and accrued expenses	530.5	598.7
Fair value of derivative contracts	139.5	149.7
Regulatory liabilities	10.6	30.7
Deferred income taxes - current	35.8
Current portion of long-term debt	150.0
Total Current Liabilities	1,011.3	948.1
Long-term debt, less current portion	2,029.9	2,179.9
Deferred income taxes	1,638.0	1,553.5
Fair value of derivative contracts	111.7	140.6
Other long-term liabilities	536.8	518.5
EQUITY
Common Shareholders' Equity	3,825.4	3,502.2
Non-controlling interest	54.3	54.9
Total Equity	3,879.7	3,557.1
TOTAL LIABILITIES AND EQUITY	$9,207.4	$8,897.7

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	3 Months Ended March 31,
	2010	2009
	(in millions)
OPERATING ACTIVITIES
Net income	$150.9	$67.7
Adjustments to reconcile net income to net cash
provided from operating activities:
Depreciation, depletion and amortization	188.3	163.3
Deferred income taxes	44.6	7.4
Abandonment and impairment	7.6	3.7
Share-based compensation	6.4	5.4
Net (gain) loss from asset sales	0.8	(1.9)
(Income) from unconsolidated affiliates	(1.8)	(1.6)
Distributions from unconsolidated affiliates and other	1.8
Unrealized mark-to-market (gain) loss on basis-only swaps	(34.7)	134.9
Changes in operating assets and liabilities	1.6	101.9
NET CASH PROVIDED BY OPERATING ACTIVITIES	365.5	480.8

INVESTING ACTIVITIES
Capital expenditures	(349.4)	(390.5)
Cash used in disposition of assets	(0.2)	(0.2)
Proceeds from disposition of assets	0.1	7.1
NET CASH USED IN INVESTING ACTIVITIES	(349.5)	(383.6)

FINANCING ACTIVITIES
Change in common stock		(0.8)
Long-term debt issued		50.0
Change in short-term debt	(34.5)	(165.6)
Checks outstanding in excess of cash balances	10.4	16.3
Dividends paid	(22.8)	(21.7)
Tax benefits from share-based compensation	1.3	0.7
Distribution to non-controlling interest	(1.2)
NET CASH USED IN FINANCING ACTIVITIES	(46.8)	(121.1)

Change in cash and cash equivalents	(30.8)	(23.9)
Beginning cash and cash equivalents	30.8	23.9
Ending Cash and Cash Equivalents	$ -	$ -

QUESTAR CORPORATION
NON-GAAP MEASURES
(Unaudited)

1. This release contains reference to a non-GAAP measure of earnings per diluted share excluding gains and losses from sales of assets and from unrealized gains and losses on natural gas basis-only swaps. Management believes earnings per diluted share excluding net gains and losses from sales of assets and unrealized gains and losses on natural gas basis-only swaps is an important measure of the Company's operational performance relative to other gas and oil producing companies. The income taxes approximate the Company's effective tax rate for the periods presented.

The following table calculates earnings per diluted share excluding net gains and losses from sales of assets and unrealized gains and losses on natural gas basis-only swaps:
	3 Months Ended March 31,
	2010	2009
(in millions, except earnings per share)

Net income attributable to Questar	$150.3	$67.2
Exclusion of net (gain) loss from asset sales and unrealized mark-to market
(gain) loss on basis-only swaps from net income
Net (gain) loss from asset sales	0.8	(1.9)
Income taxes on net (gain) loss from asset sales	(0.3)	0.7
Unrealized (gain) loss on basis-only swaps	(34.7)	134.9
Income taxes on unrealized (gain) loss on basis-only swaps	12.9	(50.2)
After-tax exclusion of net (gain) loss from asset sales and
unrealized (gain) loss on basis-only swaps from net income	(21.3)	83.5
Net income attributable to Questar excluding net (gain) loss on asset
sales and unrealized (gain) loss on basis-only swaps	$129.0	$150.7

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO QUESTAR
Diluted	$0.85	$0.38
Diluted after-tax (gain) loss on net (gain) loss on asset sales and
unrealized (gain) loss on basis-only swaps	(0.12)	0.48

Earnings per diluted share attributable to Questar excluding net (gain) loss
on asset sales and unrealized (gain) loss on basis-only swaps	$0.73	$0.86

Weighted-Average Common Shares Outstanding
Diluted	177.2	175.9

2. This release also contains reference to a non-GAAP measure of EBITDA. Management defines EBITDA as net income before the following items: gains and losses on unrealized basis-only swaps, net gains and losses from asset sales, interest and other income, interest expense, depreciation, depletion, and amortization, abandonment and impairment, exploration expense and income taxes. Management believes EBITDA is an important measure of the Company's cash flow and liquidity and an important measure for comparing the Company's financial performance to other gas and oil producing companies.

The following table reconciles Questar's net income to EBITDA:
	3 Months Ended March 31,
	2010	2009
(in millions)

Net income attributable to Questar	$150.3	$67.2
Net income attributable to non-controlling interest	0.6	0.5
Net Income	150.9	67.7
Depreciation, depletion and amortization	186.3	161.3
Exploration	3.6	3.1
Abandonment and impairment	7.6	3.7
Net (gain) loss from asset sales	0.8	(1.9)
Interest and other income	(3.5)	(4.4)
Unrealized (gain) loss on basis-only swaps	(34.7)	134.9
Interest expense	34.1	31.8
Income taxes	88.0	38.7
EBITDA	$433.1	$434.9